UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 24, 2014

THE GORMAN-RUPP COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

1-6747	34-0253990
(Commission File Number)	(I.R.S. Employee Identification No.)

600 South Airport Road, Mansfield, Ohio	44903
(Address of Principal Executive Offices)	(Zip Code)

(419) 755-1011

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 24, 2014, The Gorman-Rupp Company issued a news release announcing its financial results for the first quarter ended March 31, 2014. This news release is included as Exhibit 99 and is being furnished, not filed, with this Current Report on Form 8-K.

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

At a meeting of the Board of Directors of The Gorman-Rupp Company held on April 24, 2014, David P. Emmens, Corporate Counsel and Secretary, announced his retirement from these positions with the Company effective April 30, 2014. This retirement was effective under the Company’s normal succession planning.

The Board of Directors of the Company has elected Bridgett A. Burnell as Corporate Counsel and Secretary effective May 1, 2014.

On April 25, 2014, the Company issued a news release announcing the retirement of Mr. Emmens and the election of Ms. Burnell, which is included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 8.01 OTHER EVENTS.

At the Annual Meeting of Shareholders of The Gorman-Rupp Company held on April 24, 2014, Kenneth R. Reynolds, Chief Financial Officer of Ariel Corporation, Mt. Vernon, Ohio was elected to the Board of Directors of the Company effective April 24, 2014.

On April 25, 2014, the Company issued a news release announcing the election of Mr. Reynolds, which is included as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit 99.1 News Release dated April 24, 2014

Exhibit 99.2 News Release dated April 25, 2014

Exhibit 99.3 News Release dated April 25, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GORMAN-RUPP COMPANY

By	/s/ David P. Emmens
David P. Emmens
Corporate Counsel and Secretary

April 28, 2014